UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 23, 2009

                           QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-12537 (Commission File Number)	95-2888568 (IRS Employer Identification No.)

18111 Von Karman Avenue, Suite 600	92612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(949) 255-2600

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2009, the Board of Directors (“Board”) of Quality Systems, Inc. (the “Company”) acting upon recommendation of the Company’s Compensation Committee, approved:

•

modifications to the Company’s amended and restated Outside Director Compensation Program effective the date of the Company’s next annual meeting of shareholders, August 13, 2009, and described in Exhibit 10.1 hereto (with modifications marked), which exhibit is incorporated herein by reference. The modifications require (i) a two year vesting of each grant of restricted stock, and (ii) that vested shares shall not be transferrable for one year following vesting; and

•	a form of Outside Director’s Restricted Stock Agreement consistent with the requirements of the Program, as modified, a copy of which is attached as Exhibit 10.2 hereto.

Item 8.01	Other Events.
Quarterly Dividend

On July 23, 2009, the Company’s Board declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of September 25, 2009 with an anticipated distribution date on or about October 5, 2009 pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock each fiscal quarter subject to further Board review, approval and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Shell company transactions.	Not applicable.
(d)	Exhibits.
10.1	Amended and restated Outside Director Compensation Program, marked to show modifications made July 23, 2009.
10.2	Form of Outside Directors Restricted Stock Agreement adopted July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009	QUALITY SYSTEMS, INC.
By:/s/ PAUL HOLT Paul Holt, Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Amended and restated Outside Director Compensation Program, marked to show modifications made July 23, 2009.
10.2	Form of Outside Directors Restricted Stock Agreement adopted July 23, 2009.

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